Exhibit 10.1

CafePress Inc.
Form of Retention Award Agreement
Personal and Confidential

[Insert Date], 2017

[Insert Address – Line 1]
[Insert Address – Line 2]
[Insert Address – Line 3]

Re: Retention Award

Dear [Insert Name]:

CafePress Inc. (the “Company”) has selected you to receive a Retention Award to incentivize your continued employment with the Company with continued high performance as well as to reward you for exceptional contributions to the Company’s business and objectives during fiscal year 2017. This Retention Award Agreement (“Agreement”) describes the terms and conditions of your Retention Award, requires your acknowledgement and acceptance as described below, and shall be effective as of the date of your signature below (the “Effective Date”).

WHEREAS, the Company is experiencing a revenue decline in CafePress.com, which it believes is related to changes in search engine algorithms and needed improvements/modernization to CafePress.com.

WHEREAS, the Company believes that the modernization of CafePress.com along with enhancements to our product offerings, technology, customer experience, and other strategic opportunities will ultimately return the Company to profitable growth.

WHEREAS, the Company’s Compensation Committee (the “Committee”) and Board of Directors (the “Board”) have determined that a select group of Key employees is critical to the Company’s successful pursuit of such strategic opportunities; and

WHEREAS, the Committee and the Board have approved this Agreement in order to retain such key employees through the expected period of such recovery.

NOW, THEREFORE, in reliance on the premises and terms hereof, the parties agree as follows:

1. Retention Award. Subject to the terms and conditions set forth herein, you will receive a payment in the amount of [Insert Written Amount] and 00/100 ($xxx,xxx) (the “Retention Award”) on the Retention Date, less applicable withholdings (“After-Tax Value of the Retention Award”), subject to the Company’s receipt of your countersignature on this Agreement and your remaining an active employee with the Company on the Retention Date; otherwise, you shall forfeit the entire Retention Award. The “After-Tax Value of the Retention Award” is equal to the Retention Award, reduced by all taxes and other mandatory withholdings the Company is required to, and does, withhold therefrom. The amount of the Retention Award shall be reduced further, in an equal amount, by any bonus payment made in 2018 for the Company’s 2017 financial performance.

Retention Award	Retention Date
$xxx,xxx	100% of the Retention Award is payable on July 1, 2019

Notwithstanding the foregoing, in the event (a) you terminate your employment with the Company with Good Reason (as defined below), or (b) the Company terminates your employment other than for Cause (as defined below), prior to the Retention Date, you shall vest in 100% of the Retention Award and receive payment of such vested Retention Award within 30 days following the date of said termination.

For purposes of this Agreement:

(A) “Cause,” means (i) conviction of any felony, or any misdemeanor where imprisonment is imposed; (ii) the commission of any act of fraud, embezzlement or dishonesty with respect to the Company; (iii) any unauthorized use or disclosure of confidential information or trade secrets of the Company; (iv) willful misconduct or gross negligence in performance of your duties, including your refusal to comply in any material respect with the legal directives of the Company’s Board of Directors so long as such directives are not inconsistent with your position and duties, and such refusal to comply is not remedied within thirty (30) days after written notice from the Board of Directors, which notice shall state that failure to remedy such conduct may result in termination for Cause; or (v) repeated unexcused absence from the Company.

For purposes of this Agreement:

(B) “Good Reason” means your initiated termination of employment within sixty (60) days following (i) a change in your position which materially reduces your duties or level of responsibility, provided that for this purpose your duties and level of responsibility will not be deemed to be materially diminished if following a Change in Control you retain the same duties and level of responsibility with respect to the Company business or the business with which such business is operationally merged or subsumed; (ii) a material reduction in your base salary, other than in connection with a general decrease in compensation affecting officers of the Company or an acquiring corporation; or (iii) a change in your place of employment which is more than 50 miles from your place of employment, provided that in each case such change or reduction is effected without your written concurrence, and provided further that such change is not remedied within thirty (30) working days after written notice thereof from you to the Company, which notice shall specifically reference a “Good Reason“ pursuant to this provision. Notwithstanding the foregoing, you will not be deemed to have been discharged for Good Reason on account of a change in your title, change in the person or persons to whom you report or the occurrence of a mere Change in Control or other change in corporate status of the Company (such as pursuant to a “going private” transaction) absent additional action on the part of the Company or a successor company that would result in an event described in (i), (ii) or (iii) of the preceding sentence.

For the purposes of this Agreement:

(C) “Change in Control” means the occurrence of any of the following events:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization fifty percent (50%) or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;

(ii) The consummation of the sale, transfer or other disposition of all or substantially all of the Company’s assets or the shareholders of the Company approve a plan of complete liquidation of the Company; or

(iii) Any “person” (as defined below) who, by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company.

For purposes of clause(c) above, the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Stock.

Notwithstanding the foregoing, the term “Change in Control” shall not include a transaction the sole purpose of which is (a) to change the state of the Company’s incorporation or (b) to form a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, or (c) to effect an initial or secondary public offering of securities or debt of the Company.

2. Withholding Taxes. The Company may withhold from any and all amounts payable to you hereunder such federal, state and local taxes as the Company determines in its sole discretion may be required to be withheld pursuant to any applicable law or regulation.

3. No Right to Continued Employment. Nothing in this Agreement will confer upon you any right to continued employment with the Company (or its subsidiaries or their respective successors) or to interfere in any way with the right of the Company (or its subsidiaries or their respective successors) to terminate your employment at any time.

4. Other Benefits. The Retention Award is a special payment to you and will not be taken into account in computing the amount of salary or compensation for purposes of determining any bonus, incentive, pension, retirement, death or other benefit under any other bonus, incentive, pension, retirement, insurance or other employee benefit plan of the Company, unless such plan or agreement expressly provides otherwise.

5. No Assignments; Successors. This Agreement is personal to each of the parties hereto. Except as provided in this paragraph, no party may assign or delegate any right or obligation hereunder without first obtaining the written consent of the other party hereto. The Company may assign this Agreement to any successor to all or substantially all of the business and/or assets of the Company; provided that the Company will require such successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

6. Governing Law. This Agreement will be governed by the internal laws of the Commonwealth of Kentucky. Any dispute arising under this Agreement will be resolved by arbitration in Louisville, Kentucky, in accordance with the commercial arbitration rules of the American Arbitration Association. The arbitration award will be final and binding upon the parties, and judgment upon the award may be entered in any court having jurisdiction. In the event the Employee incurs legal fees and other expenses to enforce any rights or benefits in connection with this Agreement and is successful in enforcing such rights or benefits, the Employee will be entitled to any reasonable legal fees and expenses. Otherwise, each party will pay its own legal fees and expenses associated with any dispute.

7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

8. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between you and the Company with respect to the Retention Award and supersedes any and all prior agreements or understandings between you and the Company with respect to the Retention Award, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by you and the Company.

9. Section 409A Compliance. Although the Company does not guarantee the tax treatment of the Retention Award, the intent of the parties is that the Retention Award be exempt from the requirements of Section 409A of the Internal Revenue Code and the regulations and guidance promulgated thereunder, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted in a manner consistent therewith.

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Exhibit 10.1

This Agreement is intended to be a binding obligation on you and the Company. If this Agreement accurately reflects your understanding as to the terms and conditions of the Retention Award, please sign and date one copy of this Agreement no later than Monday, August xx, 2017 and return the same to me for the Company’s records. You should make a copy of the executed Retention Award Agreement for your records.

Very truly yours,

CafePress Inc.

[Insert Name]

The above terms and conditions accurately reflect our understanding of the Retention Award, and I hereby confirm my agreement to the same.

___________________________         Dated: August _____, 2017
Signature

____________________________         ____________________________
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